UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2009
NACCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-1505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive
Cleveland, Ohio	44124-4017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 449-9600
N/A

(Former name or former address, if changed since last report.)
          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 29, 2009, The North American Coal Corporation (“NACoal”), a Delaware corporation and wholly-owned subsidiary of NACCO Industries, Inc., Oxbow Property Company L.L.C., a Louisiana limited liability company and a wholly-owned subsidiary of NACoal (“OPC”), and Red River Mining Company (“RRMC”), a joint venture between NACoal and OPC that is organized under the laws of the State of Texas (together with NACoal and OPC, “Sellers”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Cleco Power LLC, a Louisiana limited liability company (“CLECO”), Southwestern Electric Power Company, a Delaware corporation (“SWEPCO”), and Dolet Hills Lignite Company, LLC, a Delaware limited liability company and a wholly-owned subsidiary of SWEPCO (together with CLECO and SWEPCO, “Purchasers”). Pursuant to the terms of the Purchase Agreement, Sellers will sell to Purchasers the assets constituting the surface lignite coal mine primarily situated in Red River Parish, Louisiana which is operated by RRMC and known as the Oxbow Mine (the “Mine”).
     Purchasers have agreed to pay an aggregate purchase price of approximately $42 million in cash for the assets constituting the Mine, which amount is subject to adjustment based upon, among other things, the results of a survey of the Mine’s coal stockpile to be performed immediately prior to the closing. In addition, Purchasers have agreed to assume and be responsible for certain liabilities and obligations relating to the Mine and its operation.
     The completion of the sale of the Mine is subject to customary closing conditions, including, among others, receipt by Purchasers of regulatory approvals. Upon closing, the Lignite Supply and Transportation Agreement, pursuant to which RRMC has supplied coal to the Dolet Hills Power Station, will be terminated.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Purchase and Sale Agreement, dated April 29, 2009, by and among The North American Coal Corporation, Oxbow Property Company L.L.C., Red River Mining Company, Cleco Power LLC, Southwestern Electric Power Company, and Dolet Hills Lignite Company, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.

By:	/s/ Charles A. Bittenbender

Name:	Charles A. Bittenbender
Title:	Vice President, General Counsel and Secretary
     Date: April 30, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Purchase and Sale Agreement, dated April 29, 2009, by and among The North American Coal Corporation, Oxbow Property Company L.L.C., Red River Mining Company, Cleco Power LLC, Southwestern Electric Power Company, and Dolet Hills Lignite Company, LLC